Eaton Corporation
                         2002 Annual Report on Form 10-K
                                   Item 15 (c)
                                 Exhibit 10 (j)

                                EATON CORPORATION
                           SUPPLEMENTAL BENEFITS PLAN

                           (Effective January 1, 1989)


     The Eaton Corporation Excess Benefits Plan, an unfunded, nonqualified deferred compensation plan originally adopted by the Corporation in 1976, and amended in 1985, is hereby amended and restated effective as of January 1, 1989 into two plans: the Eaton Corporation Excess Benefits Plan, which is set forth in a separate document, and the Eaton Corporation Supplemental Benefits Plan, which is set forth below.

     1. Purpose. The purpose of the Supplemental Benefits Plan is to provide benefits in excess of the limitations imposed by the Code with respect to certain employees who participate in the Pension Plan.

     2. Definitions. The following definitions are used throughout the Plan:

     (a) "Pension Administration Committee" means the committee comprised of officers of the Corporation appointed by the Board of Directors from time to time to administer the Corporation's retirement benefit programs.

     (b) "Board of Directors" means the Board of Directors of the Corporation.

     (c) "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

     (d) "Compensation Committee" means the Compensation Committee of the Board of Directors.

     (e) "Corporation" means Eaton Corporation, an Ohio corporation.

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     (f) "Participant" means a participant in the Pension Plan who is eligible to receive benefits under the Plan. The term "Participant" shall include the beneficiary of a deceased Participant.

     (g) "Plan" or "Supplemental Benefits Plan" means the Eaton Corporation Supplemental Benefits Plan as amended from time to time.

     (h) "Pension Plan" means the Pension Plan for Salaried Employees sponsored by the Corporation, which is a defined benefit plan intended to qualify under
Section 401(a) of the Code, and each other defined benefit plan sponsored by a subsidiary of the Corporation that is intended to qualify under Section 401(a) of the Code.

     3. Eligibility. An employee of the Corporation who is a participant in the Pension Plan and who is "highly compensated" within the meaning of Code Section 401(a)(4) shall be eligible to receive a benefit in an amount determined under
Section 4.

     4. Pension Plan Supplemental Benefits. A Participant who is eligible to receive a benefit under the Pension Plan shall be entitled to receive a benefit under the Plan in an amount equal to the difference between (i) and (ii), where:

          (i) equals the aggregate amount of monthly income payable to the Participant under the Pension Plan on the normal benefit commencement date specified in the Pension Plan as determined under the normal retirement benefit formula of the Pension Plan before applying any provision reducing pension benefits because of the provisions of the Code limiting the maximum amount of an employee's compensation which may be taken into account for purposes of calculating benefits under the Pension Plan; and

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          (ii) equals the aggregate amount of monthly income determined in paragraph (i) after applying the provisions of the Code limiting the maximum amount of an employee's compensation which may be taken into account for purposes of calculating benefits under the Pension Plan.

     Notwithstanding the foregoing, in no event shall the benefit hereunder duplicate the benefit provided under the Eaton Corporation Excess Benefits Plan.

     5. Vesting. Subject to the rights of general creditors as set forth in
Section 8 and the right of the Corporation to discontinue the Plan as provided in Section 11(c), a Participant shall have a vested, and nonforfeitable interest in benefits payable under Section 4 to the same extent and in the same manner as benefits are vested under the Pension Plan.

     6. Commencement of Benefits.

     (a) The benefit payable to a Participant under Section 4 shall be paid or shall begin at the same time as the Participant's benefit is paid or begins under the Pension Plan. If the Participant elects under the Pension Plan to receive or begin receiving an actuarially reduced benefit before the normal benefit commencement date, the benefit payable under Section 4 shall also be actuarially reduced by applying the same actuarial factors that are applied under the Pension Plan. In the event of the termination of the Pension Plan and the distribution to a Participant of a fully-paid, individual annuity contract, payments received under such contract shall be deemed to be benefits paid under the Pension Plan for purposes of the Plan. If a Participant receives a lump sum cash distribution on termination of the Pension Plan, the benefit payable under
Section 4 shall be paid at the earliest time the Participant could have elected to receive a benefit under the Pension Plan following termination of employment if the Pension Plan had not terminated.

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     7. Form of Benefits.

     (a) The benefit payable under Section 4 shall be paid to the Participant in the same form as the form of annuity payments as provided under the Pension Plan, unless the Benefits Committee in its sole discretion decides to make the payment of the Section 4 benefit in any optional form of benefit available under the Pension Plan (including a lump sum benefit). If the Benefits Committee decides upon such an optional form of benefit, the benefit payable under Section 4 shall be actuarially adjusted by using the same actuarial factors as used under the Pension Plan for converting the normal form of benefit to an actuarially equivalent optional benefit. A Participant need not receive the benefit payable under Section 4 in the same form as the form of benefit elected by the Participant under the Pension Plan.

     (b) Except as provided below, upon the date of a Proposed Change in Control, the Corporation shall make an immediate Lump Sum Payment to each plan Participant. At any time prior to a Proposed Change in Control, the Board of Directors may decide that a Lump Sum Payment shall not be made upon a Proposed Change in Control, because any such payment is not then advisable or effective in the Board's judgment, in order to protect the benefits of the Participants under the Plan. If the Board makes such a decision, it may thereafter (1) take no further action, in which case the Lump Sum Payments will not be made, (2) reconsider such decision and decide (at a date which may be before or after a Proposed Change in Control) to make Lump Sum Payments, either before or after a Proposed Change in Control, (3) provide funding for the Plan benefits by depositing funds in trust for such purpose in accordance with Section 8(b) hereof, or (4) take any other action to protect the Plan benefits. If the Board takes no action prior to a Proposed Change in Control, the Lump Sum Payments will be made.

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     A Proposed Change in Control shall mean the first to occur of any of the following events (including the expiration of any periods specified therein):

          (i) twenty days after the commencement of a tender offer shall be made for the ownership of securities of the Corporation, representing 25% or more of the combined voting power of the Corporation's then outstanding voting securities (unless such tender offer shall have been withdrawn),

          (ii) twenty days after the commencement of solicitation of proxies or consents for a merger or consolidation with another corporation and as a result of such merger or consolidation less than 75%, in the Corporation's view, of the outstanding voting securities of the surviving or resulting corporation would be owned in the aggregate by the former shareholders of the Corporation, other than the party and any affiliates (within the meaning of the Securities Exchange Act of 1934 (the "Exchange Act")) of any party, to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation,

          (iii) upon the date that the Corporation shall have entered into an agreement to sell substantially all of its assets to another corporation which is not a wholly owned subsidiary of the Corporation,

          (iv) twenty days after any "person" (as such term is used in Section 3(a)(9) and 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 15% or more of the combined voting power of the Corporation's then outstanding securities; or

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          (v) upon the date that individuals who, at the beginning of any period of two consecutive years, constitute the Board of Directors of the Corporation (the "Board"), cease for any reason to constitute at least seventy-six percent thereof, unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     For purposes of this Plan, ownership of voting securities shall take into account and include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) of the Exchange Act (as then in effect).

     In exercising its discretion not to make Lump Sum Payments in connection with any Proposed Change in Control, the Board will take into account whether such Proposed Change in Control was, in its view, management-initiated, and intends not to permit Lump Sum Payments in any such case.

     "Lump Sum Payment" means a single payment in cash to a Participant of his or her vested benefit determined in accordance with Section 4, actuarially adjusted by using the same actuarial factors as under the Pension Plan for converting the normal form of benefit to an actuarially equivalent optional benefit. These payments would be based upon "final average annual compensation" and "years of service" as they exist upon the date of the Proposed Change in Control, and would be based upon the assumption (only for purposes of computing this payment) that the Participant would retire upon that same date (even though the employee might not otherwise be of retirement age).

     Notwithstanding anything herein to the contrary, no Lump Sum Payment shall be paid to any Participant herein who ceases to be an employee of the Corporation prior to attaining the age at which he or she is eligible to take early retirement at his or her option.

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     8. Funding of Benefits.

     (a) The Plan shall be unfunded. All benefits payable under the Plan shall be paid from the Corporation's general assets, and nothing contained in the Plan shall require the Corporation to set aside or hold in trust any funds for the benefit of a Participant, who shall have the status of a general unsecured creditor with respect to the Corporation's obligation to make payments under the Plan. Any funds of the Corporation available to pay benefits under the Plan shall be subject to the claims of general creditors of the Corporation and may be used for any purpose by the Corporation.

     (b) Notwithstanding the provisions of subsection (a), the Corporation may, at the direction, and in the absolute discretion, of the Pension Administration Committee, transfer to the trustee of one or more irrevocable trusts established for the benefit of one or more Participants' assets from which all or a portion of the benefits provided under the Plan will be satisfied, provided that such assets held in trust shall at all times be subject to the claims of general unsecured creditors of the Corporation and no Participant shall at any time have a prior claim to such assets.

     9. Administration of the Plan. The Pension Administration Committee shall administer the Plan and shall keep a written record of its action and proceedings regarding the Plan and all dates, records and documents relating to its administration of the Plan. The Pension Administration Committee is authorized to interpret the Plan, to make, amend and rescind such rules as it deems necessary for the proper administration of the Plan, to make all other determinations necessary or advisable for the administration of the Plan and to correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Pension Administration Committee deems desirable to carry the Plan into effect. The powers and duties of the Pension Administration Committee shall include, without limitation, the following:

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     (a) Determining the amount of benefits payable to Participants and authorizing and directing the Corporation with respect to the payment of benefits under the Plan;

     (b) Construing and interpreting the Plan whenever necessary to carry out its intention and purpose and making and publishing such rules for the regulation of the Plan as are not inconsistent with the terms of the Plan; and

     (c) Compiling and maintaining all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan.

     No member of the Pension Administration Committee shall vote on any matter relating specifically to such member. In the event that a majority of the members of the Pension Administration Committee will be specifically affected by any action proposed to be taken (as opposed to being affected in the same manner as each other Participant in the Plan), such action shall be taken by the Compensation Committee.

         10.      Claims Procedure.

     (a) If a Participant (hereinafter referred to as the "Applicant") does not receive the timely payment of the benefits which the Applicant believes are due under the Plan, the Applicant may make a claim for benefits in the manner hereinafter provided.

     All claims for benefits under the Plan shall be made in writing and shall be signed by the Applicant. Claims shall be submitted to a representative designated by the Pension Administration Committee and hereinafter referred to as the "Claims Coordinator." If the Applicant does not furnish sufficient information with the claim for the Claims Coordinator to determine the validity of the claim, the Claims Coordinator shall indicate to the Applicant any additional information which is necessary for the Claims Coordinator to determine the validity of the claim.

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     Each claim hereunder shall be acted on and approved or disapproved by the
Claims Coordinator within 30 days following the receipt by the Claims Coordinator of the information necessary to process the claim.

     In the event the Claims Coordinator denies a claim for benefits in whole or in part, the Claims Coordinator shall notify the Applicant in writing of the denial of the claim and notify the Applicant of his right to a review of the Claims Coordinator's decision by the Benefits Committee. Such notice by the Claims Coordinator shall also set forth, in a manner calculated to be understood by the Applicant, the specific reason for such denial, the specific provisions of the Plan on which the denial is based, a description of any additional material or information necessary to perfect the claim with an explanation of the Plan's appeals procedure as set forth in this Section.

     If no action is taken by the Claims Coordinator on an Applicant's claim within 30 days after receipt by the Claims Coordinator, such claim shall be deemed to be denied for purposes of the following appeals procedure.

     (b) Any Applicant whose claim for benefits is denied in whole or in part may appeal for a review of the decision by the Pension Administration Committee. Such appeal must be made within three months after the Applicant has received actual or constructive notice of the denial as provided above. An appeal must be submitted in writing within such period and must:

          (i) request a review by the Pension Administration Committee of the claim for benefits under the Plan;

          (ii) set forth all of the grounds upon which the Applicant's request for review is based on any facts in support thereof; and

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          (iii) set forth any issues or comments which the Applicant deems pertinent to the appeal.

     The Pension Administration Committee shall regularly review appeals by Applicants. The Pension Administration Committee shall act upon each appeal within 30 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision shall be rendered by the Pension Administration Committee as soon as possible but not later than 60 days after the appeal is received by the Pension Administration Committee.

     The Pension Administration Committee shall make a full and fair review of each appeal and any written materials submitted by the Applicant in connection therewith. The Pension Administration Committee may require the Applicant to submit such additional facts, documents or other evidence as the Pension Administration Committee in its discretion deems necessary or advisable in making its review. The Applicant shall be given the opportunity to review pertinent documents or materials upon submission of a written request to the Pension Administration Committee, provided the Pension Administration Committee finds the requested documents or materials are pertinent to the appeal.

     On the basis of its review, the Pension Administration Committee shall make an independent determination of the Applicant's eligibility for benefits under the Plan.

     In the event the Pension Administration Committee denies an appeal in whole or in part, the Pension Administration Committee shall give written notice of the decision to the Applicant, which notice shall set forth, in a manner calculated to be understood by the Applicant, the specific reasons for such denial and which shall make specific reference to the pertinent provisions of the Plan on which the Pension Administration Committee's decision is based.

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     11. Miscellaneous.

     (a) Nothing in the Plan shall confer upon a Participant the right to continue in the employ of the Corporation or an affiliate of the Corporation or shall limit or restrict the right of the Corporation or any affiliate to terminate the employment of a Participant at any time or without cause.

     (b) Neither the Corporation nor any Participant hereunder shall assign, transfer or delegate this Plan or any rights or obligations hereunder except as expressly provided herein. Without limiting the generality of the foregoing, no right or interest under this Plan of a Participant shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of any such Participant. If any Participant shall attempt to or shall transfer, assign, alienate, anticipate, sell, pledge or otherwise encumber his benefits hereunder or any part thereof, or if by reason of his bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him, then the Corporation, acting through the Benefits Committee, in its discretion, may terminate his interest in any such benefit to the extent the Corporation considers necessary or advisable to prevent or limit the effects of such occurrence. Termination shall be effected by filing a written "termination declaration" with the Plan's records and making reasonable efforts to deliver a copy to the Participant (the "Terminated Participant") whose interest is adversely affected.

     As long as the Terminated Participant is alive, any benefits affected by the termination shall be retained by the Corporation and, in the Corporation's sole and absolute judgment, may be paid to or expended for the benefit of the terminated Participant, his spouse, his children or any other person or persons in fact dependent upon him in such a manner as the Corporation shall deem proper. Upon the death of the Terminated Participant, all benefits withheld from him and not paid to others in accordance with the preceding sentence shall be paid to the Terminated Participant's then living descendants, including adopted children, per stirpes, or, if there are none then living, to his estate.

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     (c) The Plan may be amended at any time by the Pension Administration
Committee provided such amendment does not have the effect of increasing, directly or indirectly, the benefit of any Participant. The Plan may also be amended or terminated by the Board of Directors at any time, and any amendment adopted by the Board of Directors shall supersede any prior or later amendment adopted by the Pension Administration Committee that is inconsistent with the action of the Board of Directors. No amendment shall have the effect of impairing or decreasing a Participant's accrued benefit, including the form of payment thereof. No amendment may amend or modify the preceding sentence.

     (d) The Plan is intended to provide benefits for "management or highly compensated" employees within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Plan shall terminate and no further benefits shall accrue hereunder in the event it is determined by a court of competent jurisdiction or by an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA which is not so exempt.

     (e) If any provision in the Plan is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue to full force and effect without being impaired or invalidated in any way.

         (f) The Plan shall be construed and governed in all respects in accordance with applicable federal law and, to the extent not preempted by such federal law, in accordance with the law of the State of Ohio.

                              APPROVAL AND ADOPTION
                              ---------------------

         The Eaton Corporation Supplemental Benefits Plan, in the form attached hereto, is herby approved and adopted.



         /s/ John D. Evans
         --------------------------------------------


         /s/ G. L. Gherlein
         --------------------------------------------



         Dated:  April 25, 1990